UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 11, 2013

COLUMBIA LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10352	59-2758596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Liberty Square, Boston, Massachusetts 02109

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(617) 639-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 11, 2013, Columbia Laboratories, Inc. (the “Company”), entered into the Agreement Terminating Supply (the “Termination Agreement”) with Coventry Acquisition, LLC (“Coventry”) and Actavis Inc. (“Actavis”). The description of the Termination Agreement set forth in Item 1.02 below is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement

Pursuant to the Termination Agreement, the Company and Coventry agreed to terminate that certain Supply Agreement, dated July 2, 2010 (the “Supply Agreement”), between the Company and Coventry. Pursuant to the Supply Agreement, the Company was the exclusive supplier of certain pharmaceutical products containing progesterone as an active ingredient, including CRINONE 8% progesterone gel, PROCHIEVE 4% progesterone gel and PROCHIEVE 8% progesterone gel (collectively, the “Progesterone Products”).

Under the Termination Agreement, all open purchase orders submitted by Coventry or Actavis on or after April 26, 2013, and any other open or outstanding purchase orders submitted to the Company under the Supply Agreement were cancelled. As consideration for the termination of the Supply Agreement, Actavis will pay a one-time fee of $300,000 to the Company to offset estimated lost production margin through the original term of the Supply Agreement. Additionally, Coventry and Actavis will (i) reimburse the Company for its raw material costs incurred in connection with the cancelled purchase orders and (ii) purchase any work-in-progress and finished goods inventory of the Company or its affiliates at the batch price calculated in accordance with the Supply Agreement. Prior to February 10, 2014, the Company will, upon written request, transfer certain inventions, patents and know-how used in the manufacture of the Progesterone Products to Actavis or its designee. For two years after the date of the Termination Agreement, the Company will provide assistance as reasonably requested by Actavis or its designee so that Actavis or its designee can establish or scale-up its manufacturing facility for the manufacture of the Progesterone Products.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which the Company intends to file with the Securities and Exchange Commission as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2013.

The Company and Coventry continue to be parties to the ongoing Purchase and Collaboration Agreement, dated March 3, 2010, and License Agreement, dated July 2, 2010.

Item 7.01	Regulation FD Disclosure

On November 14, 2013, the Company issued a press release entitled “Columbia Laboratories to receive One-time Payment from Actavis for CRINONE U.S. Manufacturing Rights” in connection with the termination of the Supply Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in this Current Report shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1*	Press release, dated November 14, 2013 entitled “Columbia Laboratories to receive One-time Payment from Actavis for CRINONE U.S. Manufacturing Rights.”

*	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA LABORATORIES, INC.

Date: November 18, 2013	By:	/s/ Jonathan B. Lloyd Jones
Jonathan B. Lloyd Jones
Vice President & Chief Financial Officer